Exhibit 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, OR TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.

THIS INSTRUMENT IS SUBJECT TO THE SUBORDINATION AGREEMENT DATED AS OF OCTOBER 26, 1999 (AS AMENDED) BY AND AMONG ADVANCE AMERICA, CASH ADVANCE CENTERS, INC. AND ITS SUBSIDIARIES AND AFFILIATES IDENTIFIED THEREIN, BANK OF AMERICA, N.A., AND STEVE A. MCKENZIE, BRENDA B. MCKENZIE, NCAW, LLC, MCKENZIE FAMILY PARTNERSHIP, L.P., MCKENZIE FAMILY PARTNERSHIP NO. 2, L.P., J. EDWARD SCOGGINS, DARRYL M. WEAVER, DARRYL M. WEAVER IRREVOCABLE TRUST F/B/O CHILDREN OF DARRYL M. WEAVER DATED JUNE 23, 1998, SHASTA MCKENZIE LILLARD FAMILY TRUST DATED OCTOBER 30, 1997, ASHLEY ELIZABETH MCKENZIE FAMILY TRUST DATED OCTOBER 30, 1997, STEVE A. MCKENZIE, JR. FAMILY TRUST DATED OCTOBER 30, 1997, TRUST U/A STEVE A. MCKENZIE F/B/O SHASTA MCKENZIE LILLARD DATED DECEMBER 23, 1993, TRUST U/A STEVE A. MCKENZIE F/B/O STEVE A. MCKENZIE JR. DATED DECEMBER 23, 1993, AND TRUST U/A/ STEVE A. MCKENZIE F/B/O ASHLEY ELIZABETH MCKENZIE DATED DECEMBER 23, 1993, THAT, AMONG OTHER THINGS, CONTAINS PROVISIONS SUBORDINATING THE OBLIGATIONS OF ADVANCE AMERICA, CASH ADVANCE CENTERS, INC. AND ITS SUBSIDIARIES AND AFFILIATES HEREUNDER (INCLUDING, WITHOUT LIMITATION, THE OBLIGATIONS OF THE GUARANTORS) TO THE OBLIGATIONS OF ADVANCE AMERICA, CASH ADVANCE CENTERS, INC. AND ITS SUBSIDIARIES AND AFFILIATES TO THE SENIOR CREDITORS DEFINED IN SAID SUBORDINATION AGREEMENT AND LIMITING THE RIGHTS OF THE HOLDER OF THIS INSTRUMENT TO RECEIVE PAYMENTS HEREUNDER AND ACCELERATE THE MATURITY HEREOF, TO WHICH PROVISIONS SUCH HOLDER, BY ACCEPTANCE HEREOF, AGREES.

No. [ ]	$[ ]
Dated as of [ ]

ADVANCE AMERICA, CASH ADVANCE CENTERS, INC.

13% Senior Subordinated Note Due 2007

ADVANCE AMERICA, CASH ADVANCE CENTERS, INC., a Delaware corporation (together with its successors, transferees and assigns, the “Issuer”), for value received, hereby promises to pay, subject to Section 5 below, to the order of the [              ] (the “Holder”), the principal sum of [                  ] ($[                  ]), by wire transfer of immediately available funds to the Holder’s account (the “Bank Account”) at a bank located in the United States specified by the Seller Representative from time to time, on October 15, 2007 (the “Maturity Date”), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay, subject to Section 5 below, interest, in arrears, on the first day of January, April, July and October (unless such day is not a Business Day, in which event on the next succeeding Business Day) of each year in which this Note remains outstanding and on the Maturity Date (each such date, an “Interest Payment Date”), commencing with [                  ], on the unpaid principal sum hereof

outstanding in like coin or currency, at the rates per annum set forth below, by wire transfer of immediately available funds to the Bank Account, from the most recent Interest Payment Date to which interest has been paid in full on this Note, or if no interest has been paid on this Note, from [                  ], until payment in full of the principal sum hereof has been made.

This Note shall bear interest, commencing [                  ], at a rate per annum (the “Interest Rate”) equal to 13%. Interest on this Note will be calculated on the basis of a 365 day year for the actual number of days elapsed; provided that the Issuer shall pay interest on overdue principal at a rate per annum equal to 18% (the “Overdue Rate”), and interest on overdue installments of interest, to the extent lawful, at the Overdue Rate.

Upon the occurrence and continuation of a Payment Default (as defined below) with respect to this Note, at the option and upon demand of the Holder of this Note, the Issuer shall pay any overdue interest on this Note through the issuance of additional Notes (the “Additional Securities”).  Such Additional Securities shall be issued in an aggregate principal amount equal to the amount of overdue interest payable with respect to this Note and such Additional Securities shall be identical to this Note except that such Additional Notes shall bear interest at the Overdue Rate and shall be payable on demand and shall contain such other terms and conditions reasonably satisfactory to the Holder.

This Note is one of the duly authorized notes of the Issuer referred to in Section 2.3.2.2 of the Contribution Agreement.

Section 1.                                            Certain Terms Defined.

(a)                                  The following terms for all purposes of this Note shall have the respective meanings specified below.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by, or under common control with such other Person.  For the purposes of this definition, the term “control” (including with correlative meanings, the terms “controlling”, “controlled by”, and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Business Day” means any day except a Saturday, Sunday, or other day on which commercial banks in the City of Chicago or the City of New York are authorized by law to close.

“Capital Lease Obligations” means any amount payable with respect to any lease of any tangible or intangible property (whether real, personal or mixed), however denoted, which is required by GAAP to be reflected as a liability on the face of the balance sheet of the lessee thereunder.

“Closing Date” shall have the meaning given such term in the Contribution Agreement.

“Common Stock” means, with respect to the Issuer, any and all shares of common stock of the Issuer.

“Contribution Agreement” means the Contribution Agreement dated as of October 15, 1999, among the Issuer and the Sellers, as amended.

“Indebtedness” means for any Person without duplication: (a) all indebtedness, whether or not represented by bonds, debentures, notes, securities, or other evidences of indebtedness, for the repayment of money borrowed by such Person, (b) all indebtedness representing deferred payment of the purchase price of property or assets, except account payables or other obligations to trade creditors that have been incurred in the ordinary course of business, (c) all Capital Lease Obligations of such Person, (d) all indebtedness under guarantees, endorsements, assumptions, or other contractual obligations of such Person, including any letters of credit of such Person, or the obligations of such Person in respect of, or to purchase or otherwise acquire, indebtedness of others, (e) all indebtedness secured by a Lien existing on property owned by such Person, whether or not the indebtedness secured thereby shall have been assumed by such Person, (f) trade accounts payable more than one hundred twenty (120) days past due, (g) all amendments, renewals, extensions, modifications, and refundings of any indebtedness or obligations referred to in clauses (a), (b), (c), (d), (e), or (f).

“Indemnification Obligations” means any and all liabilities and obligations of the Holder to Issuer pursuant to Section 11.1 of the Contribution Agreement that relates to the obligation of the Holder to indemnify Issuer.

“Initial Shareholders” means GDJ, Jr. Investments Limited Partnership, Stewart H. Johnson, Breeden Investment Company, L.P., A. Foster Chapman, AAI/GDJ, III Trust dated 04/21/98, AAI/SPJ Trust dated 04/21/98, Brannon Investments, L.P., S.P. Johnson Irrevocable Trust Dtd. 12/13/94, Columbia Investments, L.L.C., Laurel Investment Partners, L.L.C., and Beach Wheats Limited Partnership, or any of their Affiliates.

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Lien” means any lien, mortgage, security interest, tax lien, pledge, encumbrance, financing statement, or conditional sale or title retention agreement, or any other interest in property designed to secure the repayment of Indebtedness or any other obligation, whether arising by agreement, operation of law, or otherwise.

“Other Acceleration Event” means the acceleration of the principal amount of Indebtedness of the Issuer (other than such Indebtedness in an aggregate principal amount not in excess of $1,000,000) in advance of the stated maturity therefor, whether such acceleration is voluntary, involuntary, by declaration, or otherwise or the failure to pay such Indebtedness upon the stated maturity therefor.

“Payment Default” means the failure to pay, when due (whether upon maturity, acceleration, redemption, or otherwise), any principal of or interest on this Note and, other than with respect to the payment of principal, such failure shall continue for more than five (5) days.

“Permitted Indebtedness” shall mean any Indebtedness permitted to be contracted, created, incurred, or assumed or permitted to exist pursuant to the provisions of Section 8.1 of the Senior Loan Agreement.

“Permitted Liens” shall have the meaning given such term in the Senior Loan Agreement.

“Person” means any individual, sole proprietorship, corporation, business trust, unincorporated organization, association, company, partnership, limited liability company, joint venture, governmental authority (whether a national, federal, state, county, municipality, or otherwise, and shall include without limitation any instrumentality, division, agency, body, or department thereof), or other entity.

“Public Offering” means the underwritten sale to the general public after the date hereof of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (other than a registration statement on Form S-4, Form S-8 or any successor forms).

“Sellers” means Steve A. McKenzie, Brenda B. McKenzie, NCAW, LLC, McKenzie Family Partnership, L.P., McKenzie Family Partnership No. 2, L.P., J. Edward Scoggins, Darryl M. Weaver, Darryl M. Weaver Irrevocable Trust f/b/o Children of Darryl M. Weaver dated June 23, 1998, Shasta McKenzie Lillard Family Trust dated October 30, 1997, Ashley Elizabeth McKenzie Family Trust dated October 30, 1997, Steve A. McKenzie, Jr. Family Trust dated October 30, 1997, Trust U/A Steve A. McKenzie f/b/o Shasta McKenzie Lillard dated December 23, 1993, Trust U/A Steve A. McKenzie f/b/o Steve A. McKenzie Jr. dated December 23, 1993, and Trust U/A Steve A. McKenzie f/b/o Ashley Elizabeth McKenzie dated December 23, 1993, and their respective transferees.

“Seller Notes” means, collectively, the promissory notes of the Issuer, each initially dated as of October 15, 1999, and each issued to a Seller, as more fully described in Section 2.3.2.2 of the Contribution Agreement, including any transfers or replacements thereof (including this Note).

“Seller Representative” means Steve A. McKenzie and each of his successors and assigns.

“Senior Acceleration Event” means (i) the acceleration of at least $1,000,000 of principal amount of Senior Indebtedness in advance of the stated maturity therefor, whether such acceleration is involuntary, by declaration or otherwise or the failure to pay such Indebtedness upon the stated maturity therefor or (ii) a material breach by the Issuer of any of its obligations to the Holder under the Subordination Agreement.

“Senior Indebtedness” means all Indebtedness (whether now outstanding or hereafter incurred) of the Issuer in respect of the Senior Loan Agreement, including, without limitation, all principal, interest, fees, expenses, indemnities, and all other amounts payable under the Senior Loan Agreement and any notes, security documents, guarantees, or other loan documents referred to therein, and any amendments, modifications or supplements to, or any renewals, extensions, deferrals, refinancings and refundings of, any of the foregoing.

“Senior Lender” means, collectively, Bank of America, N.A. and the other lenders from time to time under the Senior Loan Agreement, and each of their respective successors and assigns, and any Person who replaces or refinances the Indebtedness of the Issuer incurred under the Senior Loan Agreement.

“Senior Loan Agreement” means the Amended and Restated Credit Agreement dated as of September 30, 2002 by and among Issuer (as borrower), the Subsidiaries and affiliates of the Issuer identified therein (as guarantors), the lenders identified therein and Bank of America, N.A. (as Administrative Agent) and all agreements, documents and instruments delivered pursuant thereto in connection with the loans and advances made thereunder, as such agreements and documents may be amended, amended and restated, supplemented, consolidated or otherwise modified from time to time in accordance with the terms and provisions of the Subordination Agreement.

“Subordination Agreement” means the Subordination Agreement dated as of October 26, 1999 among the Issuer, the Senior Lender, the Holder, and the other Sellers, as such subordination agreement may be amended, amended and restated, supplemented, consolidated, or otherwise modified from time to time.

“Subordinated Debt” means, collectively, the 13% Junior Unsecured Subordinated Notes Due 2007 of the Issuer, as amended, each dated as of or after May 22, 2001, in the aggregate principal amount of $11,557,890.42, including any transfers or replacements thereof.

“Subordinated Debt Subordination Agreement” means the Subordination Agreement dated as of October 15, 1999 among the Issuer, the Senior Lender, the Holder, the other Sellers, and the Initial Shareholders, as such subordination agreement may be amended, amended and restated, supplemented, consolidated, or otherwise modified from time to time.

(b)                                 Each of the following terms is defined in the Section set forth opposite such term:

Term	Section

Change of Control	4.2
Event of Default	2.1
Prepayment Notice	4.2

Section 2.                                            Events of Default and Remedies.

Section 2.1.                                   Event of Default Defined: Acceleration of Maturity: Waiver of Default.  In case one or more of the following events (“Events of Default”) (whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

(a)                                  a Payment Default;

(b)                                 a breach by the Issuer of any covenant contained in Section 3 hereof or the occurrence of an Event of Default by Issuer under the Subordinated Debt Subordination Agreement;

(c)                                  a Senior Acceleration Event or an Other Acceleration Event;

(d)                                 the Issuer shall permit or suffer to exist the entry of a decree or order for relief, entered by a court of competent jurisdiction, in respect of the Issuer in an involuntary case under any applicable bankruptcy, insolvency, or other similar law relating to or affecting creditors’ rights generally now or hereafter in effect, or appointing a receiver, liquidator, custodian, trustee, sequestrator (or similar official) of the Issuer or for any substantial part of the property of the Issuer or ordering the winding up or liquidation of the affairs of the Issuer or any such case or proceeding shall have been commenced against the Issuer seeking such a decree or order that remains unstayed and in effect or has not been dismissed for a period of 90 days; or

(e)                                  the Issuer shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law relating to or affecting creditors’ rights generally now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, custodian, trustee, sequestrator (or similar official) of the Issuer or for any substantial part of the property of the Issuer or the Issuer shall make any general assignment for the benefit of creditors;

then, and in each and every such case, other than an Event of Default described in clauses (a), (b), and (c) above, the aggregate outstanding principal amount of this Note, together with any accrued or unpaid interest thereon, shall become and be immediately due and payable without any declaration, presentment, demand, protest, notice of default, notice of acceleration or other act on the part of the Holder, all of which are hereby expressly waived.  Subject to Section 5 hereof, upon the occurrence of an Event of Default described in clauses (a), (b), or (c), the Holder of this Note may (in addition to any other right, power, or remedy permitted to the Holder by law) declare the entire aggregate outstanding principal amount of this Note due and payable and the same, together with any accrued and unpaid interest thereon, shall thereupon become forthwith due and payable, without any presentment, demand, protest, notice of default, notice of acceleration, or other notices of any kind, all of which are hereby expressly waived.

Section 2.2.                                   Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default.  No right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Holder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by this Note or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Holder.

Any term or provision of this Note (including this Section 2.2) to the contrary notwithstanding, the Holder shall have no right (directly or indirectly) to exercise, nor shall any Holder in fact exercise (directly or indirectly), any rights or remedies against the Issuer, any of its subsidiaries or any of their respective assets in respect of any breach hereunder or otherwise, nor shall the Holder commence (directly or indirectly) any litigation, action or other proceeding against any of the foregoing in respect of any breach hereunder or otherwise, unless (but only unless) an Event of Default has occurred and is continuing, and, in such event, the exercise of any such right or remedy shall be subject to Section 5 hereof.

Section 2.3.                                   Waiver of Past Defaults.  The Holder may waive any past Event of Default hereunder and its consequences.  In the case of any such waiver, the Issuer and the Holder shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

Upon any such waiver, such Event of Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Note; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

Section 3.                                            Covenants.  (a) The Issuer shall not grant, create, incur, assume, or permit to exist any Liens with respect to any of its property and assets, whether now owned or hereinafter acquired, except for Permitted Liens.

(b)                                 The Issuer shall not contract, create, incur, assume, or permit to exist any Indebtedness, except for Permitted Indebtedness.

(c)                                  The Issuer shall not make any payment of principal of any of the Subordinated Debt if such payment is not permitted by the terms of the Subordinated Debt Subordination Agreement.

Section 4.                                            Redemption and Prepayment.

Section 4.1.                                   Optional Redemption.

(a)                                  So long as no default exists or would occur under or in respect of any Senior Indebtedness, the Issuer at its option may at any time redeem all, or from time to time any part of, the principal amount of this Note, without penalty or premium, at a price equal to 100% of the principal amount of this Note so redeemed, together with accrued and unpaid interest on such principal through the date of redemption, by giving at least five (5) days notice of such redemption to the Seller Representative, specifying the date of redemption, the Seller Notes or portions thereof to be redeemed, the place to surrender such Seller Notes, and the redemption price.

(b)                                 In the event the Issuer shall redeem this Note or any portion hereof, the Holder hereby agrees to surrender this Note for payment of the redemption price at the times and at the place and in the manner instructed by Issuer.  Upon payment of the redemption price of the portion of this Note called for redemption, interest on the principal amount of this Note so called for redemption shall cease to accrue (regardless of the failure, if any, of the Holder to surrender this Note for payment as described above), and all rights of the Holder thereof (except the right to receive from the Issuer the redemption price) shall cease. Upon surrender in accordance with said instructions of the Issuer to the Holder of this Note (properly endorsed or assigned for transfer, if the Board of Directors of the Issuer shall so require), this Note (or portion hereof) shall be redeemed by the Issuer at the aforesaid redemption price.  In case this Note is redeemed in part, a new Note, in substantially the same form and incorporating substantially the same terms as this Note, shall be issued to the Holder representing the unredeemed portion of this Note without cost to the Holder hereof.

Section 4.2.                                   Prepayment upon Change of Control and Public Offering.

(a)                                  If there shall occur a Change in Control (as defined below) or a Public Offering, the Holder shall have the right, at such Holder’s option, to require the Issuer to prepay, and upon the exercise of such right the Issuer shall prepay:  (i) in the case of a Change of Control, the aggregate principal amount of this Note outstanding as of the date of prepayment, together with accrued and unpaid interest through the date of prepayment, or (ii) in the case of a Public Offering, an amount equal to the lesser of (A)  the aggregate principal amount of this Note outstanding, plus all accrued and unpaid interest thereon to the date of prepayment or (B) the product of 50% of the net proceeds to the Issuer from a Public Offering multiplied by a fraction, the numerator of which is the aggregate outstanding principal amount of this Note, together with accrued but unpaid interest, and the denominator of which is the aggregate outstanding principal amount of the Seller Notes, together with all accrued but unpaid interest thereon.  All prepayments made pursuant to this Section 4.2(a) shall be applied first to all accrued and unpaid interest and second to outstanding principal.  For purposes of this Section 4.2, “Change of Control” means the sale, transfer, or other disposition by the Initial Shareholders, in a single transaction or a series of transactions, of more than 25% of the Common Stock that is issued and outstanding to another Person or Persons.

(b)                                 On or before the tenth day after the occurrence of a Change of Control or a Public Offering, the Issuer shall send the Seller Representative a notice (a “Prepayment Notice”) advising the Seller Representative of the rights of the Holder hereunder and specifying the date, not less than 20 nor more than 60 days after the date such notice is delivered to the Seller Representative, on which the Issuer proposes to prepay this Note (or portion hereof) if the Holder requests prepayment pursuant to Section 4.2(b); provided that no failure of the Issuer to give such notice shall limit the rights of the Holder hereunder.  If the Holder wishes to exercise its rights hereunder it shall cause the Seller Representative to deliver to the Issuer, on or before the fifteenth day after receipt by the Seller Representative of the Prepayment Notice, written notice (which shall be irrevocable) of such Holder’s exercise of such right, which notice shall set forth the name of the Holder and the aggregate principal amount of this Note held by such Holder as to which an election to exercise its rights hereunder is being made.

(c)                                  From and after the prepayment date set forth in the Prepayment Notice (unless an Event of Default shall be made by the Issuer in providing money for the prepayment of this Note or portion hereof), interest on the principal amount this Note to be prepaid, if the Holder elected to have this Note (or portion hereof) prepaid as set forth in the foregoing paragraph (b), shall cease to accrue, and all rights of the Holder thereof (except the right to receive from the Issuer such prepayment) shall cease.  Upon surrender in accordance with said notice of the certificate for this Note so required to be prepaid (properly endorsed or assigned for transfer, if the Board of Directors of the Issuer shall so require and the Prepayment Notice shall so state), this Note (or portion hereof) shall be prepaid by the Issuer in the amount required by Section 4.2(a).  In case this Note is prepaid in part, a new Note, in substantially the same form and incorporating substantially the same terms as this Note, shall be issued to the Holder representing the unpaid portion of this Note without cost to the Holder thereof.

Section 5.                                            Subordination.  The Issuer covenants and agrees and the Holder, by its acceptance hereof likewise covenants and agrees, in each case notwithstanding any other provisions of this Note or any other agreement, document or instrument (it being the express agreement of such Holder that the provisions of this Section 5 and thereby the provisions of the Subordination Agreement shall govern in the event of any conflicting terms or provisions herein or otherwise), that this Note shall be issued subject to the provisions of the Subordination Agreement; and the Person holding this Note, whether upon original issue or upon transfer, assignment, or exchange thereof accepts and agrees that the payment of the principal of, interest on or any other amounts or obligations (monetary or otherwise) on, under or in respect of this Note by or on behalf of the Issuer shall, to the extent and in the manner set forth in the Subordination Agreement, be subordinated and junior in right of payment, to the prior payment in full in cash of all Senior Indebtedness.

Section 6.                                            Miscellaneous.

Section 6.1.                                   Modification of Notes.  This Note may be modified with the written consent of the Issuer and the Holder.  The Holder may waive compliance by the Issuer of any provision of this Note.

Section 6.2.                                   Set-Off.  Notwithstanding anything contained herein to the contrary, if any Indemnification Obligations are due and owing by the Holder (or any prior holder of a note representing some or all of the principal amount hereof) to Issuer, at the sole discretion of the Issuer, and in accordance with the terms of the Contribution Agreement, the Issuer may set off and apply all or any portion of such Indemnification Obligations to the Indebtedness due and owing, or that will become due and owing, to the Holder under this Note (including to the same extent that the Issuer would have been able to set off such Indemnification Obligations against such prior holder(s)) in the order in which such payments are to be made in accordance with the terms of this Note.  The Issuer shall notify the Seller Representative in writing of the amounts, if any, it has elected to offset pursuant to this Section 6.2 on or prior to the time payments to be offset hereunder would otherwise be required to be made.

Section 6.3.                                   Miscellaneous.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of South Carolina applicable to contracts made and to be performed therein and without regard to such State’s conflict of law provisions; the rights and remedies of the parties hereunder shall be determined in accordance with the laws of South Carolina.  The Issuer and the Holder acknowledge that the provisions of this Section 6.3 are just, fair and reasonable to the parties and the parties’ respective agents, employees, and representatives.  The Issuer and the Holder further acknowledge that such provisions represent terms that have been bargained for in the course of the parties’ discussions and negotiations leading to the agreement, and that the bargaining power of the Issuer and the Holder is approximately equal in the matters set forth in this agreement.  The Issuer hereby waives presentment, demand, notice, protest, and all other demands and notices in connection with the delivery, acceptance, performance, and enforcement of this Note, except as specifically provided herein, and consents to extensions of the time of payment, or forbearance or other indulgence without notice. The Holder by acceptance of this Note agrees to be bound by the provisions of this Note and the Subordination Agreement.  The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 6.4.                                   Transfer.  This Note is registered on the books of the Issuer and is transferable only upon the prior written consent of Issuer (which consent may not be unreasonably withheld) and only by surrender thereof at the principal office of the Issuer duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder of this Note or its attorney duly authorized in writing.  Any such transferee shall be deemed a Holder hereunder.

Section 6.5.                                   Seller Representative.  The Holder hereby consents and approves to the appointment of Steve A. McKenzie as initial Seller Representative and hereby agrees that the Seller Representative may act, and receive notices, on behalf of the Holder as specified and provided in this Note.  If Steve A. McKenzie or his duly approved successors or assigns cease for any reason to act in the capacity of Seller Representative and no Person is approved by the Issuer and a majority of the holders of the aggregate outstanding principal amount of the Seller Notes as a successor or assign thereof, all references to Seller Representative contained in this Note shall be deemed to mean the Holder of this Note.

[Signature Page Follows]

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed as of this [        ] day of [                  ], [          ].

ADVANCE AMERICA, CASH ADVANCE CENTERS, INC.

By:
John T. Egeland, President